Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 22, 2023 relating to the consolidated financial statements of Chewy, Inc. and the effectiveness of Chewy Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Chewy, Inc. for the year ended January 29, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Miami, FL

September 15, 2023